SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2009
Cardiovascular Systems, Inc.
(Exact name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-52082 (Commission File Number)	84-1568247 (IRS Employer Identification No.)
651 Campus Drive
St. Paul, Minnesota 55112-3495
(Address of Principal Executive Offices and Zip Code)
(651) 259-1600
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
EXHIBIT INDEX
EX-4.1
EX-4.2

Item 1.01. Entry Into Material Definitive Agreement
Registration Rights Agreement
     Effective as of March 16, 2009, Cardiovascular Systems, Inc. (“CSI”) entered into a registration rights agreement with the following stockholders: Easton Hunt Capital Partners, L.P.; Easton Capital Partners, LP; Maverick Fund, L.D.C.; Maverick Fund USA, Ltd.; Maverick Fund II, Ltd.; Mitsui & Co. Venture Partners, II, L.P.; ITX International Equity Corp.; Whitebox Hedged High Yield Partners, LP; Whitebox Combined Partners, LP; GDN Holdings LLC; Glen D. Nelson; John Borrell; Paul Koehn; Robert J. Thatcher; Brent G. Blackey; Gary M. Petrucci; SVB Financial Group; Healthcare Ventures VI, L.P.; Healthcare Ventures VIII, L.P.; Iron City Fund, Ltd.; Juggernaut Fund, L.P.; Windmill Master Fund, L.P.; Morgenthaler Partners, VII, L.P.; Perseus-Soros Biopharmaceutical Fund, LP; Sequel Limited Partnership III; Sequel Entrepreneurs’ Fund III, L.P.; TPG Biotechnology Partners, L.P.; TPG Ventures, L.P.; SmithKline Beecham PLC; Edward Brown; Henry Wendt; Todd Van Horn; and Lee Lutz.
     Of the parties to the registration rights agreement, the following are CSI directors, or affiliated with CSI directors: Easton Hunt Capital Partners, L.P.; Easton Capital Partners, LP; GDN Holdings LLC; Glen D. Nelson; Brent G. Blackey; Gary M. Petrucci; Healthcare Ventures VI, L.P.; Healthcare Ventures VIII, L.P.; TPG Biotechnology Partners, L.P.; TPG Ventures, L.P.; and Edward Brown. The following parties to the registration rights agreement are CSI officers: John Borrell; Paul Koehn; and Robert J. Thatcher. Additionally, the following parties to the registration rights agreement collectively hold more than ten percent of CSI’s outstanding common stock: Maverick Fund, L.D.C.; Maverick Fund USA, Ltd.; and Maverick Fund II, Ltd.
     The registration rights agreement provides these stockholders with the right to demand that CSI file a registration statement or request that their shares be covered by a registration statement that CSI is otherwise filing.
     Demand Rights. At any time after six months after the closing of the merger between CSI (formerly known as Replidyne, Inc.), Responder Merger Sub, Inc. and Cardiovascular Systems, Inc., a Minnesota corporation (“CSI Minnesota”), which occurred on February 25, 2009, the holders of an aggregate of at least 20% of the stock subject to the agreement may demand that CSI file a registration statement on up to three occasions, covering those securities held by the demanding holders.
     Piggyback Rights. Parties to the registration rights agreement are also entitled to piggyback registration rights that entitle them to participate in any registration undertaken by CSI (except registrations for business combinations or employee benefit plans) subject to the right of an underwriter to cut back participation of the parties.
     Shelf Registration Rights. In addition, when CSI is a registrant entitled to use Form S-3, the parties to the registration rights agreement may demand that CSI file a registration statement on Form S-3, provided that at least $1 million of stock is included in the registration.
     The registration rights agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. Concurrently with the execution of the registration rights agreement, the Replidyne Fourth Amended and Restated Stockholders Agreement, dated August 17, 2005, as amended (the “Replidyne Agreement”), was terminated. The registration rights agreement is intended to replace the Replidyne Agreement and the Investors Rights Agreement among CSI Minnesota and certain of its shareholders, dated July 19, 2006, as amended, which provided registration rights to certain CSI Minnesota shareholders and terminated on February 25, 2009 in connection with the closing of the merger described above.
Item 1.02 Termination of a Material Definitive Agreement
Termination of Replidyne Fourth Amended and Restated Stockholders Agreement
     Concurrently with the execution of the registration rights agreement described in Item 1.01 of this Current Report on Form 8-K, the Replidyne Agreement was terminated. Edward Brown, a director of CSI prior to the merger was a party to the Replidyne Agreement. Additionally, the following parties to the Replidyne Agreement were affiliated with CSI directors and collectively held more than ten percent of CSI’s outstanding common stock immediately prior to the closing of the merger described above: Healthcare Ventures VI, L.P. and Healthcare

Ventures VIII, L.P.; TPG Biotechnology Partners, L.P. and TPG Ventures, L.P. The termination instrument is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.

Exhibit
Number	Description of Document
4.1	Registration Rights Agreement by and among Cardiovascular Systems, Inc. and certain of its stockholders, dated as of March 16, 2009.

4.2	Termination of Fourth Amended and Restated Stockholders Agreement by and among Cardiovascular Systems, Inc. and certain of its stockholders, dated as of March 16, 2009.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 18, 2009

CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ Laurence L. Betterley
Laurence L. Betterley
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Document
4.1	Registration Rights Agreement by and among Cardiovascular Systems, Inc. and certain of its stockholders, dated as of March 16, 2009.

4.2	Termination of Fourth Amended and Restated Stockholders Agreement by and among Cardiovascular Systems, Inc. and certain of its stockholders, dated as of March 16, 2009.